UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 16, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANANGEMENTS OF CERTAIN OFFICERS

On October 16, 2013, the Board of Directors of the MusclePharm Corporation (“MusclePharm” or the “Company”) appointed Mr. Sydney Rollock to serve as the Company’s Chief Marketing Officer. Accordingly, Mr. DeLuca will no longer be a named executive officer, including for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will no longer report directly to the Company’s Chief Executive Officer. Mr. Jeremy DeLuca, the Company’s current President of Sales and Marketing, will report to Mr. Rollock.

Mr. Rollock shall be paid an annual base salary of $225,000, and is eligible for a bonus of up to $250,000 based upon certain performance criteria and thresholds to be determined by the Board of Directors and the Compensation Committee of the Board of Directors. Additionally, Mr. Rollock shall receive an initial stock grant of 75,000 shares of the Company’s common stock, which may be in the form of restricted stock grants or option grants, to be determined by the Board of Directors and the Compensation Committee of the Board of Directors

Mr. Rollock served as Vice President / General Manager of Health & Wellness OTC Business Unit for GlaxoSmithKline until 2008. Between 2010 and 2011, Mr. Rollock serves as Chief Marketing and Business Development Officer for Brightside Academy in Pittsburgh, PA. In 2009, Mr. Rollock founded, and until the present served as President of XXIC Growth Ventures LLC, to partner with investors to identify and evaluate Non-Core Consumer Fortune 500 brand businesses in the Over-the-Counter (“OTC”) Health & Wellness sector to bring buyers and sellers together to form a stand-alone consumer OTC company. Mr. Rollock brings expertise in general management, global marketing and corporate strategy. Mr. Rollock has wide ranging experience in leadership roles atop Fortune 500 companies including GlaxoSmithKline, Coca-Cola, Campbell’s and General Mills.

There is no family relationship between Mr. Rollock and any of our other officers and directors. There are no understandings or arrangements between Mr. Rollock and any other person pursuant to which he was selected as an officer.

On October 17, 2013, Mr. John H. Bluher resigned his position as Executive Vice President of the Company. Mr. Bluher will continue to serve on the Company’s Board of Directors until December 31, 2013.

Simultaneously with Mr. Bluher’s resignation as an employee of the Company, Mr. Bluher and the Company entered into a Separation and Release of Claims Agreement (the “Release Agreement”) pursuant to which Mr. Bluher ended his employment with the Company.

Pursuant to the Release Agreement, Mr. Bluher shall receive (i) all unpaid base salary plus unused vacation time, (ii) $150,000, (iii) reimbursal for group health insurance for 12 months, and (iv) all unvested restricted stock units owned by Mr. Bluher pursuant to a previously executed RSU Agreement and previously executed Restricted Stock Agreements (as both are defined the Release Agreement) in exchange for releasing and discharging the Company and its affiliates and subsidiaries from any and all claims of any kind arising out of, or related to, his employment and separation from employment with the Company.

Mr. Bluher’s resignation was not as a result of any disagreements with the Company’s operations, policies or practices.

A copy of a related press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	MusclePharm Corporation Press Release issued October 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: October 21, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President